Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated May 7, 2021 (July 26, 2021, as to the effects of the reverse stock split described in Note 13), relating to the financial statements of Tenaya Therapeutics, Inc. included in the Registration Statement No. 333-257820 on Form S-1 of Tenaya Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-257820.

/s/ Deloitte & Touche LLP

July 29, 2021